                                                                  EXHIBIT 10.49


                                LEASE AGREEMENT

                                       OF

                        VETERANS OF FOREIGN WARS POST 91


         This lease is made as of this 2nd day of December, 1985, between Wild West Post No. 91 Veterans of Foreign Wars of the United States, a corporation, formerly Wild West Post No. 91, Department of Washington, Veterans of Foreign Wars of the United States, a corporation, hereinafter called the Lessor, and 2010 Union Limited Partnership, hereinafter called the Lessee, witnesseth:

                                   I.  DEMISE

         The Lessor leases to the Lessee the premises in the City of Tacoma, County of Pierce, and State of Washington, legally described on Exhibit A attached hereto and by this reference incorporated herein.

                                   II.  TERM

         To have and to hold the premises for the term of 75 years from the date of the endorsement of the mortgage for insurance or beginning on the opening day of the facility to be constructed on the premises whichever condition meets the United States Department of Housing and Urban Development Federal Housing Administration leasehold 207 (HUD) projects or in the event HUD is not involved, then from the completion of construction as evidenced by a final certificate of occupancy issued by the City of Tacoma. At the end of the term of 75 years the premises shall revert back to the lessor.

                                   III.  RENT

         The Lessee agrees to pay the Lessor as rent for the premises the sum of $18,000 yearly, payable in monthly installments, on the first day of each month and each succeeding month in each and every year during the said term, in advance, at such office of the Lessor or his agent in said City of Tacoma, as the Lessor may from time to time designate, the first payment to be made as described above under heading TERM. The rental amount shall increase by 15% each 10 years except as provided in paragraph 15.

                              IV.  ERECT BUILDING

         The Lessee shall at its own cost erect upon the premises a building in accordance with the plans and specifications of an architect and surveyor to be designated later to the approval of the Lessor, which shall not be unreasonably withheld, signed by the parties hereto annexed, the said building to cost no less than $3,000,000, shall begin construction of said building by December 31, 1986, and shall complete the said building in all respects fit for immediate occupancy on or before the 31st day of December, 1987, unless prevented by accident or unavoidable causes. The Lessor shall be indemnified against all mechanics' and other liens which may arise or be created in the erection of the said building and that, when completed the said building and premises shall be free from all liens except as hereinafter provided.

                                   V.  TAXES

         The Lessee, commencing with the date of receipt of the final certificate(s) of occupancy, shall pay and discharge all existing and future taxes, assessments, duties, impositions and burdens assessed, charged, or imposed, upon the premises or any erections thereon, or upon the owner or occupier in respect thereof, and shall deliver to the Lessor promptly proper and sufficient receipts and other evidence of the payment and discharge of the same. Lessee will also pay any additional taxes which are incurred by the Lessor as a result of actions by the Lessee under this lease.

                           VI.  LIENS OR ENCUMBRANCES

         The Lessee shall not suffer the premises or any erection or improvements thereon to become subject to any lien, charge, or encumbrance whatsoever, other than a mortgage as hereinafter provided and shall indemnify the Lessor against all such liens, charges and encumbrances; it being expressly agreed that the Lessee shall have no authority, express or implied, to create any lien, charge, or encumbrance, other than a mortgage upon the premises or the improvements thereon.

                                VII.  ASSIGNMENTS

         The Lessee shall not assign this lease, except with the Lessors written consent unless rent and all taxes, assessment, duties, impositions, and burdens which the Lessee has covenanted to pay and all liens, charges, and encumbrances other than mortgages as hereinafter provided, shall have been duly paid and discharged, and unless the assignee shall in the instrument of assignment expressly assume the Lessee's covenants and obligations hereunder, and unless the instrument of assignment shall be legal and sufficient for that purpose, and shall have been first submitted to and left with the Lessor for a period of 90 days before the delivery thereof to the assignees and unless the same shall be recorded at or about the time of such delivery thereof in the proper recorders office. It being hereby expressly agreed that any assignment, except by mortgage as hereinafter provided, or by devise, which shall be made or attempted to be made in breach of the Lessee's covenants herein contained shall be void and of no effect; provided, that the Lessee may at any time by mortgage or deed in trust for that purpose mortgage his estate in the premises to secure any actual debt, and in such case may make the proceeds of the insurance on the buildings and improvements erected on the premises payable, in case of loss, to such mortgagee or trustee.

                                VIII.  INSURANCE

         The Lessee shall keep the buildings and improvements including any temporary buildings and any buildings under construction upon the premises insured against loss or damage for fire for their full insurable value in the company satisfactory to the Lessor, and shall furnish the Lessor with a complete list of all such insurance; shall pay all the premiums necessary for those purposes immediately as they become due, and deliver to the Lessor the receipts therefore.

                           IX.  DAMAGE OR DESTRUCTION

         In case of damage or destruction by fire or otherwise, the Lessee shall repair, restore or rebuild the buildings and improvements on the premises, in accordance with the original plans and specifications or if changed with prior approval of the Lessor, with all reasonable dispatch and in any event such repair, restoration, or rebuilding shall commence within 12 months from the time of such damage or destruction. Provided, that in case the Lessee shall not commence repair, restoration, or rebuilding within the specified 12 month period, then such insurance money in excess of all valid lien holders' claims (excluding Lessee) recovered by the Lessee shall be paid to the

Lessor as liquidated damages for the breach of the lease and said lease shall terminate.

                                  X.  REPAIRS

         The Lessee shall keep the building to be erected, and all subsequent buildings and erections erected on the premises and the drains and appurtenances thereto in good condition and repair.

                                XI.  ALTERATIONS

         The Lessee shall not make any alteration in the external elevation or architectural design of the building on the premises or injure or remove any of the principal walls or timbers thereof, without consent in writing of the Lessor.

                              XII.  NEW BUILDINGS

         The Lessee shall not erect or permit to be erected on the premises any new buildings or make or permit to be made any addition to the building to be erected upon the premises, except in accordance with plans and specifications previously approved by the Lessor.

                             XIII.  LESSOR TO ENTER

         The Lessee shall permit the Lessor and his agents at all reasonable times to enter upon the premises to view the condition of the premises and buildings.

                                  XIV.  ACCESS

         The Lessee shall be granted an access in the form of an easement to the property covered by this lease. The location of this access shall be mutually agreed upon by the parties in writing.

              XV.  LANDSCAPING AND IMPROVEMENTS TO NON-LEASED AREA

         The Lessee shall improve the entryway in the form of landscaping in the amount up to $50,000. Lessee shall also make improvements to the existing building of the Lessor up to an amount of $50,000. Lease payment over the first 2 years of the lease shall be reduced pro rata based on the ratio of actual expenditures made by the Lessee pursuant to this paragraph over the maximum amount of such expenditures which is equal to $100,000. All plans and specifications for such improvements to the entry and the Lessor's building shall be subject to approval by the Lessor.

                               XVI.  UNLAWFUL USE

         The Lessee shall not make or suffer any use or occupancy of the premises contrary to any law or ordinance now or hereinafter enforced.

                                XVII.  INDEMNITY

         The Lessee shall indemnify the Lessor against all costs and expenses, including counsel fees, lawfully and reasonably incurred in or about the premises, or in the defense of any action or proceeding, or in discharging the premises from any charge, lien, or encumbrance, or in obtaining possession after default of the Lessee or the termination of this lease.

                               XVIII.  SURRENDER

         At the termination of this lease the Lessee shall surrender the premises with all buildings erected thereon and additions thereto and all landlords fixtures affixed thereto within the last _____ years of the said term in such repair and condition as shall be in accordance with the covenants herein contained.

                             XIX.  QUIET POSSESSION

         The Lessor shall warrant and defend the Lessee in the enjoyment and peaceful possession of the premises during said term.

                   XX.  LESSEE ASSIGNING SHALL BE DISCHARGED

         Upon any assignment of this lease by way of sale made by the Lessee in conformity with the terms of this lease, the Lessee making such assignment shall be free from all further obligations hereunder.

                                 XXI.  RE-ENTRY

         It is expressly agreed that if rent shall remain unpaid for 15 days after demand, or if any material covenant on the Lessee's part shall not be performed or observed by it within 15 days after notice by Lessor of such failure, then it shall be lawful for the Lessor at any time to re-enter upon the premises, and thereupon this lease shall terminate, but without effecting any right of action of the Lessor in respect of any of the Lessee's covenants. No waiver by the Lessor of any covenant shall be a waiver of any succeeding breach of the same covenant.

                             XXII.  EMINENT DOMAIN

         In case the whole of the premises shall at any time during said term be taken by any public authority for any public use, the entire damages which may be awarded for such taking shall be apportioned between the Lessor and the Lessee; if they cannot agree upon such apportionment, by the arbitration of three persons, to whom such apportionment shall be referred, one of such persons to be nominated by the Lessor, and one to be nominated by the Lessee, and the third to be appointed by writing under the hands of the two so nominated before the reference is proceeded with, and the decision of any two of the arbitrators shall be binding; and if either the Lessor or the Lessee shall refuse or neglect to appoint an arbitrator within 10 days after the other shall have appointed an arbitrator and served written notice upon the other requiring him to appoint an arbitrator then upon such failure the party making the request and having himself appointed an arbitrator may appoint another arbitrator to act on behalf of the party so failing to appoint, and the arbitrator so appointed may proceed and act in all respects as if appointed by the party so failing to make such appointment. In case a part only of the premises shall be so taken for public use, the rights, duties, and obligations of the Lessor and the Lessee shall be determined, if they cannot agree by the arbitration of three persons to be nominated and appointed as hereinbefore provided, to whom such determination shall be referred, and who shall have full power and authority to make any determination which they shall deem just and equitable, taking into consideration the quantity and value of the land taken, the extent of the injury thereby caused to the buildings, the cost of restoring the buildings and the value of the buildings if restored, the period of the unexpired term of this lease, and all the other facts and circumstances which the arbitrators shall deem material, including full power and authority to determine, among other things, as they shall deem just and equitable, any one or more of the following matters, viz: That the whole or any part of the damages which may be awarded by the public authorities for such taking shall be applied to the restoration of the buildings which may be upon the premises at the time of such taking; that such damages shall be apportioned between the Lessor and the Lessee to be paid to either one of them; that the whole or any part of the rent shall be abated from the time of the taking or for any less time; that the lease shall be otherwise modified; or that the lease shall terminate--and to award and direct specific performance of any one or more of the said or any other matters which they shall determine, to the end that the rights, duties, and obligations of the parties shall be justly and equitably and finally determined upon all the facts and circumstances as they shall then exist. The costs of the reference of the arbitrators shall be paid by the parties in equal shares.

                         XXIII.  REPRESENTATIVES BOUND

         It is agreed that the covenants, stipulations, and conditions herein contained shall inure to the benefit of and shall be binding upon the successors, heirs and assigns of the Lessor and the successors, heirs, executors, administrators, and assigns of the Lessee.

                               XXIV.  CONDITIONS

         This lease is subject to (1) proper zoning approval for the project under consideration; and (2) the ability to so construct the retirement facility consisting of approximately 100 to 120 units upon the leased premises.

                               XXV.  CANCELLATION

         This lease shall be cancellable if Lessee uses the premises for any other use than to construct a retirement facility consisting of approximately 100 to 120 units.

                               XXVI.  ARBITRATION

         All disputes involving the terms of this lease between the Lessor and the Lessee and any other parties so designated through assignment or otherwise shall be subject to mandatory arbitration to resolve any conflicts.

                                 XXVII.  EFFECT

         This Lease Agreement supersedes and replaces in all respects each and every lease agreement between the parties hereto concerning the premises which was executed and delivered or recorded prior to the date of recordation of this Lease Agreement.


LESSOR,                                        LESSEE:

WILD WEST POST NO. 91,                         2010 UNION LIMITED PARTNERSHIP
VETERANS OF FOREIGN WARS
OF THE UNITED STATES


By /s/                                         By /s/
   ------------------------                       -----------------------------
   Its Board Chairman                             Its Managing General Partner

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF PIERCE          )

         On this 23rd day of October, 1987, before me, the undersigned,
personally appeared   _______________, to me known to be the Board Chairman of
WILD WEST POST NO. 91, VETERANS OF FOREIGN WARS OF THE UNITED STATES, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute the said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                      /s/
                                      ---------------------------------------
                                      Notary Public in and for the State
                                      of Washington residing at _____________

                                      My commission expires _________________



STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF PIERCE          )

         On this 23rd day of October, 1987, before me, the undersigned, personally appeared Donald W. Bell, to me known to be the Managing General Partner of 2010 UNION LIMITED PARTNERSHIP, the limited partnership that executed the foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said limited partnership, for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                      /s/
                                      ----------------------------------------
                                      Notary Public in and for the State
                                      of Washington residing at ____________

                                      My commission expires ________________

                                   EXHIBIT A

Parcel B:

The North half of the following described tract: Beginning at a point 495 feet South of the Northeast corner of Section 12, Township 20 North, Range 2 East of the W.M., in Pierce County, Washington; Running Thence South 165 feet; thence West 264 feet; thence North 165 feet; thence East 264 feet to the point of beginning. Except the West 15 feet thereof. Except portion deeded to the city of Tacoma under auditor's File No. 8610060308.

ALSO:

The South half of the following described tract: Beginning 330 feet South of the Northeast corner of Section 12, Township 20 North, Range 2 East of the W.M.; in Pierce County, Washington; thence South 165 feet; thence West 264 feet; thence North 165 feet; thence East 264 feet to the point of beginning. Except the West 15 feet thereof. Except portion deeded to the city of Tacoma under auditor's File No. 8610060308.

Parcel C:

Commencing at a point 577.5 feet South of the Northeast corner of Section 12, Township 20 North, Range 2 East of the W.M., thence South 82.5 feet; thence West 264 feet; thence North 82.5 feet; thence East 264 feet to the point of beginning. Except the West 15 feet thereof. Except portion deeded to the city of Tacoma under auditor's File No. 8610060308.

Parcel D:

The East half of the following described property: Beginning 660 feet South of the Northeast corner of Section 12, Township 20 North, Range 2 East of the W.M.; thence South 165 feet; thence West 264 feet; thence North 165 feet; thence East 264 feet to the point of beginning.

ALSO:

The West half of the following described property: Beginning 660 feet South of the Northeast corner of Section 12, Township 20 North, Range 2 East of Willamette Meridian; Thence South 165 feet; thence West 264 feet; thence North 165 feet; thence East 264 feet to point of beginning, in Pierce County, Washington. Except portion deeded to the city of Tacoma under auditor's File No. 8610060308.

Parcel A:

Beginning 362 feet South of the Northwest Corner of Government lot 1, in
Section 7, Township 20 North, Range 3 East of the W.M.,
Thence East parallel with the North line of said lot 1, 38.00 feet;
Thence South parallel with the West line of said lot 1, 180.00 feet;
Thence East parallel with the North line of said lot 1, 18.00 feet;
Thence South parallel with the West line of said lot 1, 18.00 feet;
Thence East parallel with the North line of said lot 1, 142.00 feet;
Thence North parallel with the West line of said lot 1, 158.00 feet;
Thence East parallel with the North line of said lot 1, 9.00 feet;
Thence North parallel with the West line of said lot 1, 40.00 feet;
Thence East parallel with the North line of said lot 1, 47.91 feet to the Westerly right of way line of Union Ave. as conveyed to the City of Tacoma by deed recorded December 6, 1966, under recording number 2171084; Thence Southerly along said Westerly right of way line 321.34 feet to the South line of the North 679.00 feet, as measured along the West line of said government lot 1; Thence West parallel with the North line of said lot 1, 310.25 feet to the West line of said lot 1; Thence North along said West line of lot 1,
317.00 feet to the beginning.

Situate in the County of Pierce, State of Washington.

                          AMENDMENT OF LEASE AGREEMENT

       THIS LEASE AMENDMENT (the "Amendment") is made and entered into as of this 15th day of April, 1993, by and between Wild West Post No. 91 Veterans of Foreign Wars of the United States ("Lessor") and 2010 Union Limited Partnership (the "Lessee"), as an amendment to that certain Lease Agreement of Veterans of Foreign Wars Post No. 91 (hereinafter the "Lease") entered into on December 2, 1985.

       For and in consideration of the covenants and agreements herein set forth to be kept and performed by the parties hereto, the parties hereby amend, but otherwise confirm, the Lease.

1.     AMENDMENTS

       1.1    The following language is hereby added to Section XV of the Lease:

              The 2010 Union Limited Partnership agrees to pay up to a maximum of $10,000.00 for roof repairs of the Lessor's building as identified in the Roof Repair Contract attached to this Amendment as Exhibit A and incorporated herein by reference. It is agreed by the Lessor and Lessee that the $10,000.00 represents fifty percent (50%) of the costs associated with the roof repairs and the maximum amount that the Lessee will be


AMENDMENT OF LEASE AGREEMENT                                              Page 1
              obligated to contribute towards the repair of the roof. Payment of the $10,000.00 by Lessee will be amended over two years and include interest at the rate of 8.5% and will be payable in equal monthly installments of $451.36, which shall be considered additional rent, and shall be made at the same time as the base rent payment is made pursuant to Paragraph III of the Lease. At the end of the two year period (or sooner if Lessee prepays) the Lease payments shall revert back to the amount set forth in Paragraph III of the Lease.

2.     FURTHER PROVISIONS

       2.1 It is understood by Lessor that the Lessee provides no guaranty or warranty for the satisfactory completion of the roof work. Furthermore, the Lessee assumes no responsibility for any damage existing within the Lessor's building or on the premises created by the roof's current condition or for any future damage attributable to the roof's condition. Finally, it is understood that after the repairs to the roof of Lessee's building have been completed in accordance with Exhibit A, the Lessee shall have no further responsibility for roof repairs or maintenance under this Lease.

              Except for as expressly set forth herein, the Lease is hereby ratified and confirmed in its entirety. The terms defined in the Lease shall have the same meaning in this Amendment.


AMENDMENT OF LEASE AGREEMENT                                              Page 2

              Each party hereto represents and warrants to the other that the execution of this Amendment has been fully authorized and that the execution and delivery hereof, and the performance of the agreements set forth herein, are not in violation of any agreement to which such party may be bound, and further represents and warrants to the other that this Amendment is the valid act of such party and fully enforceable against it.


LESSOR:                                   LESSEE:

WILD WEST POST NO. 91                     2010 UNION LIMITED PARTNERSHIP
VETERANS OF FOREIGN WARS
OF THE UNITED STATES


By /s/ Keith R. Lewis                     By /s/ Richard W. Boehlke
  ---------------------------                ---------------------------
  Commander                                  Managing General Partner





AMENDMENT OF LEASE AGREEMENT                                              Page 3

STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF PIERCE     )

       On this day personally appeared before me Keith R. Lewis, to me known to be the Commander of the Wild West Post No. 91, Veterans of Foreign Wars of the United States, a corporation that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he is authorized to executed said instrument and that the seal affixed is the seal of said corporation.

       GIVEN under my hand and official seal this 15th of April, 1993.

[SEAL JOANNE L. ATOR                   /s/ Joanne L. Ator
NOTARY PUBLIC 11-18-95                 NOTARY PUBLIC in and for the
STATE OF WASHINGTON]                   State of Washington, residing
                                       at Tacoma, WA, my commission
                                       expires 11-18-95




STATE OF WASHINGTON  )
                     )  ss.
COUNTY OF PIERCE     )

       On this day personally appeared before me Richard W. Boehlke, to me known to be the General Partner of the 2010 Union Limited Partnership, the partnership that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said partnership, for the uses and purposes therein mentioned, and on oath stated that he is authorized to executed said instrument and that the seal affixed is the seal of said partnership.

       GIVEN under my hand and official seal this 15th of April, 1993.

[SEAL JOANNE L. ATOR                   /s/ Joanne L. Ator
NOTARY PUBLIC 11-18-95                 NOTARY PUBLIC in and for the
STATE OF WASHINGTON]                   State of Washington, residing
                                       at Tacoma, WA, my commission
                                       expires 11-18-95


AMENDMENT OF LEASE AGREEMENT                                              Page 4

                               LEASE AMENDMENT



        THIS LEASE AMENDMENT is made and entered into this ________ day of ______________, 1995, between WILD WEST POST NO. 91 VETERANS OF FOREIGN WARS OF THE UNITED STATES, A __________________________corporation ("Lessor"), and 2010 UNION LIMITED PARTNERSHIP, a Washington limited partnership ("Lessee").

                                   RECITALS

        A. Lessor and Lessee have entered into a non-residential lease dated December 2, 1985, as amended on April 15, 1993 (the "Lease"), for certain real property in the City of Tacoma, County of Pierce, State of Washington, which real property is more specifically described in the Lease.

        B. Lessor and Lessee intend, by the execution and delivery of this Amendment, to amend and supplement the Lease in certain material respects.

        C. Unless otherwise noted, all capitalized terms herein have the same meanings as set forth in the Lease.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lessor and Lessee hereby amend and supplement the Lease as follows:

        1. Section III. Section III of the Lease is amended to read as follows:

        Commencing December 1, 1995, the Lessee agrees to pay Lessor as rent for the premises the sum of $20,700 yearly, payable in monthly installments of $1,725, on the first day of each month and each succeeding month in each and every year during the said term, in advance, at such office of the Lessor or his agent in said City of Tacoma, as the Lessor may from time to time designate. Commencing December 1, 2003, and every five (5) years thereafter, the rental amount shall increase by 7.5%.

        2. Consent to Assignment. This Amendment is expressly conditioned upon Lessor's execution of the attached Lessor Estoppel Agreement and Consent to Assignment of Lease by Deed of Trust on or before November 28, 1995.

        3. Remaining Provisions. All other provisions of the Lease remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above set forth.

LESSOR                                  LESSEE

WILD WEST POST NO. 91 VETERANS          2010 UNION LIMITED PARTNERSHIP
OF FOREIGN WARS OF THE
UNITED STATES


BY
  -----------------------------         --------------------------------

  -----------------------------         --------------------------------
  President                             ITS
                                           -----------------------------

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF                 )

         On this_____ day of _________, 1995, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared ___________________________________________, to me known to be the President of WILD WEST POST NO. 91 VETERANS OF FOREIGN WARS OF THE UNITED STATES, the corporation that executed the foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

         WITNESS my hand and official seal hereto affixed the day and year first above written.



                                      -----------------------------------------
                                      Type Notary Name_________________________

                                      Notary Public in and for the State
(SEAL)                                of Washington residing at ____________.

                                      My commission expires: _____________.


STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF                 )

         On this_____ day of __________, 1995, before me, the undersigned, a Notary Public in and for the Sate of Washington, duly commissioned and sworn, personally appeared _____________________, to me known to be the _______________ of 2010 UNION LIMITED PARTNERSHIP, the limited partnership named in and which executed the foregoing instrument; and he acknowledged to me that he signed the same as the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, being authorized so to do.

         WITNESS my hand and official seal the day and year in this certificate above written.



                                      -----------------------------------------
                                      Type Notary Name_________________________

                                      Notary Public in and for the State
(SEAL)                                of Washington residing at ____________.

                                      My commission expires: _____________.